                                                                     EXHIBIT 1.1


==============================================================================




                           PENN NATIONAL GAMING, INC.
                          (a Pennsylvania corporation)


                        4,000,000 Shares of Common Stock



                               PURCHASE AGREEMENT






Dated: February 13, 2002



===============================================================================

                                TABLE OF CONTENTS


                                                                                                            PAGE
                                                                                                            ----
PURCHASE AGREEMENT............................................................................................1

SECTION 1.  Representations and Warranties....................................................................3

       (a)   Representations and Warranties by the Company....................................................3
                (i)     Compliance with Registration Requirements.............................................3
               (ii)     Incorporated Documents................................................................4
              (iii)     Independent Accountants...............................................................4
               (iv)     Financial Statements..................................................................4
                (v)     No Material Adverse Change in Business................................................5
               (vi)     Good Standing of the Company..........................................................5
              (vii)     Good Standing of Subsidiaries.........................................................5
             (viii)     Capitalization........................................................................6
               (ix)     Authorization of Agreement............................................................6
                (x)     Authorization and Description of Securities...........................................6
               (xi)     Absence of Defaults and Conflicts.....................................................6
              (xii)     Absence of Labor Dispute..............................................................7
             (xiii)     Absence of Proceedings................................................................7
              (xiv)     Accuracy of Exhibits..................................................................8
               (xv)     Possession of Intellectual Property...................................................8
              (xvi)     Absence of Further Requirements.......................................................8
             (xvii)     Possession of Licenses and Permits....................................................8
            (xviii)     Title to Property.....................................................................9
              (xix)     Compliance with Cuba Act..............................................................9
               (xx)     Investment Company Act................................................................9
              (xxi)     Environmental Laws....................................................................9
             (xxii)     Registration.........................................................................10
       (b)   Representations and Warranties by the Selling Shareholder.......................................10
                (i)     Authorization of Agreements..........................................................10
               (ii)     Good and Marketable Title............................................................11
              (iii)     Due Execution of Power of Attorney and Custody Agreement.............................11
               (iv)     Absence of Manipulation..............................................................11
                (v)     Absence of Further Requirements......................................................12
               (vi)     Restriction on Sale of Securities....................................................12
              (vii)     Certificates Suitable for Transfer...................................................12
             (viii)     Adverse Claims.......................................................................12
       (c)   Officer's Certificates..........................................................................12

SECTION 2.  Sale and Delivery to the Underwriters; Closing...................................................13

                                      -i-


                                                                                                            PAGE
                                                                                                            ----
       (a)   Initial Securities..............................................................................13
       (b)   Option Securities...............................................................................13
       (c)   Payment.........................................................................................13
       (d)   Denominations; Registration.....................................................................14

SECTION 3.  Covenants of the Company.........................................................................14

       (a)   Compliance with Securities Regulations and Commission Requests..................................14
       (b)   Filing of Amendments............................................................................15
       (c)   Delivery of Registration Statements.............................................................15
       (d)   Delivery of Prospectus..........................................................................15
       (e)   Continued Compliance with Securities Laws.......................................................16
       (f)   Blue Sky Qualifications.........................................................................16
       (g)   Rule 158........................................................................................16
       (h)   Use of Proceeds.................................................................................16
       (i)   Listing.........................................................................................17
       (j)   Restriction on Sale of Securities...............................................................17
       (k)   Reporting Requirements..........................................................................17

SECTION 4.  Payment of Expenses..............................................................................17

       (a)   Expenses........................................................................................17
       (b)   Expenses of the Selling Shareholder.............................................................18
       (c)   Termination of Agreement........................................................................18

SECTION 5.   Conditions of the Underwriters' Obligations.....................................................18

       (a)   Effectiveness of Registration Statement.........................................................18
       (b)   Opinion of Counsel for the Company..............................................................18
       (c)   Opinion of Counsel for the Selling Shareholder..................................................19
       (d)   Opinion of Counsel for the Underwriters.........................................................19
       (e)   Officers' Certificate...........................................................................19
       (f)   Certificate of Selling Shareholder..............................................................20
       (g)   Accountant's Comfort Letter.....................................................................20
       (h)   Bring-down Comfort Letter.......................................................................20
       (i)   Approval of Listing.............................................................................20
       (j)   Lock-up Agreements..............................................................................20
       (k)   Conditions to Purchase of Option Securities.....................................................20
                (i)     Officers' Certificate................................................................21
              (iii)     Opinion of Counsel for the Company...................................................21
                (v)     Opinion of Counsel for the Underwriters..............................................21
               (vi)     Bring-down Comfort Letter............................................................21
       (l)   Additional Documents............................................................................21
       (m)   Termination of Agreement........................................................................22

                                      -ii-


                                                                                                            PAGE
                                                                                                            ----
SECTION 6.  Indemnification..................................................................................22

       (a)   Indemnification of the Underwriters.............................................................22
       (b)   Indemnification of the Company, its Directors and Officers and the Selling
                  Shareholder................................................................................23
       (c)   Actions against Parties; Notification...........................................................24
       (d)   Settlement without Consent if Failure to Reimburse..............................................24

SECTION 7.  Contribution.....................................................................................25

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery...................................26

SECTION 9.  Termination of Agreement.........................................................................27

       (a)   Termination; General............................................................................27
       (b)   Liabilities.....................................................................................27

SECTION 10. Default by One or More of the Underwriters.......................................................27

SECTION 11. Default by the Selling Shareholder or the Company................................................28

SECTION 12. Notices..........................................................................................29

SECTION 13. Parties..........................................................................................29

SECTION 14. GOVERNING LAW AND TIME...........................................................................29

SECTION 15. Effect of Headings...............................................................................29

SCHEDULES
         Schedule A - List of Underwriters..............................................................Sch A-1
         Schedule B - List of Subsidiaries..............................................................Sch B-1
         Schedule C - Pricing Information...............................................................Sch C-1
         Schedule D - List of Persons subject to Lock-up................................................Sch D-1
EXHIBITS
         Exhibit A - Form of Opinion of Company's Counsel...................................................A-1
         Exhibit B - Form of Opinion of Phelps Dunbar LLP:  Mississippi.....................................B-1
         Exhibit C - Form of Opinion of Phelps Dunbar LLP:  Louisiana.......................................C-1
         Exhibit D - Form of Opinion of Bowles Rice McDavid Graffe & Love PLLC:  West Virginia..............D-1
         Exhibit E - Form of Opinion of Riker, Danzig, Scherer, Hyland & Perretti LLP:  New Jersey..........E-1
         Exhibit F - Form of Opinion of Blake, Cassels & Graydon LLP: Canada................................F-1

                                     -iii-


                                                                                                            PAGE
                                                                                                            ----
         Exhibit G - Form of Opinion of Schnader Harrison Segal & Lewis LLP: Pennslyvania...................G-1
         Exhibit H - Form of Opinion of Counsel for the Selling Shareholder.................................H-1
         Exhibit I - Form of Lock-up Letter.................................................................I-1

                           PENN NATIONAL GAMING, INC.

                          (a Pennsylvania corporation)
                        4,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT


                                                               February 13, 2002

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
BEAR, STEARNS & CO. INC.
CIBC WORLD MARKETS CORP.
DEUTSCHE BANC ALEX. BROWN INC.
LEHMAN BROTHERS INC.
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Four World Financial Center
250 Vesey Street
New York, New York  10080

Ladies and Gentlemen:

     Penn National Gaming, Inc., a Pennsylvania corporation (the "COMPANY"), and The Carlino Family Trust (the "SELLING SHAREHOLDER") confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), Bear, Stearns & Co. Inc., CIBC World Market Corp., Deutsche Bank Alex. Brown Inc., Lehman Brothers Inc. and each of the other Underwriters named in SCHEDULE A hereto (collectively, the "UNDERWRITERS," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Bear, Stearns & Co., Inc. are acting as Representatives (in such capacity, the "REPRESENTATIVES"), with respect to the issue and sale by the Company and the Selling Shareholder , and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("COMMON STOCK") set forth in said SCHEDULE A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 600,000 additional shares of Common Stock solely to cover over-allotments, if any. The aforesaid 4,000,000 shares of

Common Stock (the "INITIAL SECURITIES") to be purchased by the Underwriters and all or any part of the 600,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "OPTION SECURITIES") are hereinafter called, collectively, the "SECURITIES."


     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-63780) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 ACT"), including a related prospectus, which has become effective. The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the "REGISTRATION STATEMENT." The term "EFFECTIVE DATE" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term "BASE PROSPECTUS" shall mean the prospectus referred to in Section 1(a)(i) hereof contained in the Registration Statement at the Effective Date. "PRELIMINARY PROSPECTUS" means the preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus; the term "Prospectus" means the prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus.

     Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof and agrees with each Underwriter, as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the Commission the Registration Statement on such Form, including a Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities, one or more amendments to such Registration Statement may have been so filed, and the Company may have used a Preliminary Prospectus. Such Registration Statement, as so amended, has become effective. Although the Base Prospectus may not include all the information with respect to the Securities and the offering thereof required by the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 ACT REGULATIONS") to be included in the Prospectus, the Base prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the Effective Date. After the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the Base Prospectus included in such Registration Statement relating to the Securities and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Representatives prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the date hereof, will be included or made therein.

          The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission, it (x) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (y) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (I) complied as to form or will comply in all material respects with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the 1933 Act Regulations and the rules and regulations of the Commission under the 1934 Act (the "1934 ACT REGULATIONS") and (II) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing the Prospectus or such amendment or supplement to the Prospectus was or is declared effective) and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Prospectus, as amended or supplemented at any such time, (A) complied as to form or will comply in all material respects with the requirements of, the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

          The Company has not distributed and, prior to the later of (x) the Closing Time (and, if any Option Securities are purchased, the Date of Delivery) and (y) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering of the Securities pursuant to this Agreement other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.

          (ii) INCORPORATED DOCUMENTS. Each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in either the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) complied or will comply when so filed in all material respects with the 1934 Act and the 1934 Act Regulations.

          (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) FINANCIAL STATEMENTS. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus, if any, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Pennsylvania and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) GOOD STANDING OF SUBSIDIARIES. Each "SIGNIFICANT SUBSIDIARY" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding equity interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the subsidiaries listed on Schedule B of this Agreement.

          (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

          (x) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or limited liability company agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement has been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or limited liability company agreement, as the case may be, of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xiii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

          (xiv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities or blue sky laws.

          (xvii) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses possessed by the Company and its Subsidiaries are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xviii) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xix) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "CUBA ACT") or is exempt therefrom.

          (xx) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

          (xxi) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, published policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxii) REGISTRATION. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except as disclosed in the Registration Statement.

     (b) REPRESENTATIONS AND WARRANTIES BY THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to each Underwriter as of the date hereof, and agrees with each Underwriter, as follows:

          (i) AUTHORIZATION OF AGREEMENTS. The Selling Shareholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "POWER OF ATTORNEY AND CUSTODY AGREEMENT") and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder have been duly authorized by the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

          (ii) GOOD AND MARKETABLE TITLE. The Selling Shareholder has and will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold by the Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from the Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (iii) DUE EXECUTION OF POWER OF ATTORNEY AND CUSTODY AGREEMENT. The Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney and Custody Agreement with Peter D. Carlino, Peter M. Carlino or either of them as attorney(s)-in-fact (the "ATTORNEY(S)-IN-FACT") and Continental Stock Transfer and Trust Company, as custodian (the "CUSTODIAN"); the Custodian is authorized to deliver the Securities to be sold by the Selling Shareholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section 5(l)(ii) on behalf of the Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by the Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by the Selling Shareholder hereunder, to accept or direct payment therefor, and otherwise to act on behalf of the Selling Shareholder in connection with this Agreement.

          (iv) ABSENCE OF MANIPULATION. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (v) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (vi) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectus, the Selling Shareholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

          (vii) CERTIFICATES SUITABLE FOR TRANSFER. Certificates for all of the Securities to be sold by the Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

          (viii) ADVERSE CLAIMS. The Selling Shareholder is not aware of any "adverse claim" (as defined in Section 8-102 of the Uniform Commercial Code as in effect at the First Time of Delivery in the State of New York) with respect to the Securities to be sold by the Selling Shareholder.

     (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to Merrill Lynch, the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

     (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder, at the price per share set forth in SCHEDULE B, the number of Initial Securities set forth in SCHEDULE A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 525,000 shares of Common Stock at the price per share set forth in SCHEDULE C hereto, less an amount per share equal to any dividends or distributions, if any, declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date of the Prospectus and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "DATE OF DELIVERY") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined below). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in SCHEDULE A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called the "CLOSING TIME").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

     Payment shall be made to the Company and the Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Company and the Attorney-in-Fact pursuant to the Selling Shareholder's Power of Attorney and Custody Agreement, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

          (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify Merrill Lynch immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the

     Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) FILING OF AMENDMENTS. The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall reasonably object.

          (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) DELIVERY OF PROSPECTUS. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) BLUE SKY QUALIFICATIONS. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (i) LISTING. The Company will use its reasonable best efforts to effect the listing of the Securities on the Nasdaq National Market.

          (j) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities registered pursuant to the Registration Statement, (B) any options to purchase Common Stock granted pursuant to the Company's 1994 Stock Option Plan, (C) the exercise of the options referred to in clause (B) immediately above, or (D) any securities issued as consideration for a merger or acquisition; PROVIDED, HOWEVER, that any recipient of securities under clause (D) immediately above shall be bound by the restrictions of this Section 3(j) and shall enter into an agreement substantially in the form of EXHIBIT I hereto.

          (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods and rules and regulations of the Commission thereunder.

     SECTION 4. PAYMENT OF EXPENSES.

     (a) EXPENSES. The Company will pay all expenses incident to the performance of its and, except as provided in Section 4(b), the Selling Shareholder's obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale and the issuance or delivery of the Securities by the Company to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and of the Prospectus and any amendment or supplement thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities,
(ix) the filing fees incident to, the review by the NASD of the terms of the sale of the Securities and (x) the listing of the Securities on the Nasdaq National Market.

     (b) EXPENSES OF THE SELLING SHAREHOLDER. The Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and (ii) the fees and disbursements of its counsel.

     (c) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) EFFECTIVENESS OF REGISTRATION STATEMENT; FILING OF PROSPECTUS SUPPLEMENT. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities shall have been filed with the Commission in accordance with Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the regulations promulgated under the 1933 Act and in accordance with Section 3(a) hereof.

          (b) OPINION OF COUNSEL FOR THE COMPANY. At the Closing Time, the Representatives shall have received the favorable opinions, dated as of the Closing Time, of (i) Morgan, Lewis & Bockius LLP, counsel for the Company,
     (ii) Phelps Dunbar LLP, Mississippi local counsel for the Company, (iii) Phelps Dunbar LLP, Louisiana local counsel for the Company, (iv) Bowles Rice McDavid Graff & Love PLLC, West Virginia local counsel for the Company, (v) Riker, Danzig, Scherer Hyland & Perretti LLP, New Jersey local counsel for the Company, (vi) Blake, Cassels & Graydon LLP, Canadian Counsel for the Company and (vii) Schnader Harrison Segal & Lewis LLP, Pennsylvania Racing counsel for the Company, all in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in EXHIBITS A, B, C, D, E, F AND G, respectively, hereto and to such further effect as counsel for the Underwriters may reasonably request.

          (c) OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Schnader Harrison Segal & Lewis LLP, counsel for the Selling Shareholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in EXHIBIT H hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (d) OPINION OF COUNSEL FOR THE UNDERWRITERS. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (e) OFFICERS' CERTIFICATE. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Company, signed by the Chief Executive Officer of the Company and by the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof that are qualified by materiality are true and correct and all other representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) to their knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (f) CERTIFICATE OF SELLING SHAREHOLDER. At Closing Time, the Representatives shall have received a certificate of the Attorney-in-Fact on behalf of the Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

          (g) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from BDO Seidman and Arthur Andersen LLP, letters dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (h) BRING-DOWN COMFORT LETTER. At the Closing Time, the Representatives shall have received from BDO Seidman, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

          (i) APPROVAL OF LISTING. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

          (j) LOCK-UP AGREEMENTS. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of EXHIBIT G hereto signed by the persons listed on SCHEDULE D hereto.

          (k) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

               (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery of the Company, signed by the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

               (ii) OPINION OF COUNSEL FOR THE COMPANY. The favorable opinion of
          (i) Morgan, Lewis & Bockius LLP, counsel for the Company, (ii) Phelps Dunbar LLP, Mississippi local counsel for the Company, (iii) Phelps Dunbar LLP, Louisiana local counsel for the Company, (iv) Bowles Rice McDavid Graffe & Love PLLC, West Virginia local counsel for the Company, (v) Riker, Danzig, Scherer, Hyland & Perretti LLP, New Jersey local counsel for the Company, (vi) Blake, Cassels & Graydon LLP, Canadian Counsel for the Company, and (vii) Schnader Harrison Segal & Lewis LLP, Pennsylvania Racing counsel for the Company, all in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (iii) OPINION OF COUNSEL FOR THE UNDERWRITERS. The favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

               (iv) BRING-DOWN COMFORT LETTER. A letter from BDO Seidman, LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (l) ADDITIONAL DOCUMENTS. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling

     Shareholder in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (m) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholder at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. INDEMNIFICATION.

     (a) INDEMNIFICATION OF THE UNDERWRITERS. The Company and the Selling Shareholder agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholder; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and Bear, Stearns & Co. Inc.), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that the Selling Shareholder shall be obligated to indemnify and hold harmless any Underwriter, and each person who controls any Underwriter within meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, only to the extent such loss, liability, claim, damage or expense arises out of an untrue statement made in reliance upon and in conformity with written information furnished to the Company and the Underwriters by the Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); PROVIDED, FURTHER, HOWEVER, that notwithstanding the foregoing provisions, the aggregate amount of the Selling Shareholder's indemnity and contribution obligations under this Section 6 shall not exceed an amount equal to the net cash proceeds (before deducting expenses) received by the Selling Shareholder from the sale of common stock pursuant to this Agreement; and PROVIDED, FURTHER, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, HOWEVER, that Company and the Selling Shareholder shall not be liable to any indemnified party with respect to any preliminary prospectus (or supplement thereto) if the Prospectus corrected any such untrue statement or omission, was delivered to such indemnified party and such indemnified party failed to furnish a copy of the Prospectus at or prior to the written confirmation of the sale of Securities to the applicable purchaser.

     (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS AND THE SELLING SHAREHOLDER. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Selling Shareholder and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel for the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel for the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel for the indemnifying party shall not (except with the consent of the indemnified party) also be counsel for the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses the indemnified party in accordance with such request to the extent it consider such request to be reasonable and (ii) provides written notice to the indemnified party which fully explains the indemnifying party's belief that any unpaid balance of such request is unreasonable, in each case prior to the date of such settlement.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company or the Selling Shareholder who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9. TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak or escalation of hostilities, acts of terrorism or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company and the Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

     SECTION 11. DEFAULT BY THE SELLING SHAREHOLDER OR THE COMPANY. If the Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Securities that the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the Selling Shareholder, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities that the Company has agreed to sell hereunder. No action taken pursuant to this
Section 11 shall relieve the Selling Shareholder from liability, if any, in respect of such default.

     In the event of a default by the Selling Shareholder as referred to in this
Section 11, the Representatives and the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     If the Company shall fail at the Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this agreement shall terminate without any liability on the part of any non-defaulting party; PROVIDED, HOWEVER, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Todd Bernick and Bear, Stearns & Co. Inc., at 245 Park Avenue, New York, New York 10167, attention of Equity Capital Markets; and notices to the Company shall be directed to it at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, facsimile no. (610) 376-2842, attention of Joseph A. Lashinger, Jr., with a copy to Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, Pennsylvania, 19103, facsimile no. (215) 963-5299, attention of Steven M. Goodman.

     SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

                                            Very truly yours,

                                            PENN NATIONAL GAMING, INC.


                                            By:
                                                -----------------------------
                                            Title:



                                            THE CARLINO FAMILY TRUST


                                            By:
                                                -----------------------------
                                            Title:  Attorney-in-Fact



CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
BEAR, STEARNS & CO. INC.
CIBC WORLD MARKETS CORP.
DEUTSCHE BANC ALEX. BROWN INC.
LEHMAN BROTHERS INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED


By:
    --------------------------------------------
                  Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                           NUMBER OF
                                                            INITIAL
NAME OF UNDERWRITER                                        SECURITIES
-------------------                                        ----------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ................................   1,332,000
Bear, Stearns & Co. Inc. ................................   1,332,000
Lehman Brothers, Inc. ...................................     378,000
Deutsche Banc Alex. Brown Inc. ..........................     378,000
CIBC World Markets Corp. ................................     378,000
Fahnestock & Co. Inc. ...................................     132,000
Hibernia Southcoast Capital .............................      70,000
                                                            ---------
Total ...................................................   4,000,000

Initial Securities to be sold by the Company:               2,750,000 Shares

Initial Securities to be sold by the Selling Shareholder:   1,250,000 Shares



                                  Schedule A-1

                                   SCHEDULE B

Subsidiaries of Penn National Gaming, Inc.:

                                                               STATE OF
                                                               ORGANIZATION
NAME                                                           OR INCORPORATION
----                                                           ----------------
Penn National Holding Company                                  Delaware
CRC Holdings, Inc.                                             Florida
Penn National Gaming of West Virginia, Inc.                    West Virginia
PNGI Pocono, Inc.                                              Delaware
Penn National GSFR, Inc.                                       Delaware
Louisiana Casino Cruises, Inc.                                 Louisiana
BSL, Inc.                                                      Mississippi
BTN, Inc                                                       Mississippi
The Downs Racing, Inc.                                         Pennsylvania
CHC Casinos Canada Limited                                     Nova Scotia
Mountainview Thoroughbred Racing Association, Inc.             Pennsylvania
Pennsylvania National Turf Club, Inc.                          Pennsylvania


                                  Schedule B-1

                                   SCHEDULE C


                           PENN NATIONAL GAMING, INC.

                        3,500,000 Shares of Common Stock

                           (Par Value $.01 Per Share)


     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $30.50.

     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $28.90, being an amount equal to the public offering price set forth above less $1.60 per share; PROVIDED, HOWEVER, that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                  Schedule C-1

                                   SCHEDULE D


Peter M. Carlino
Kevin DeSanctis
William Clifford
Robert S. Ippolito
Joseph A. Lashinger, Jr.
William J. Bork
Harold Cramer
David A. Handler
John M. Jacquemin
Robert P. Levy



                                  Schedule D-1

                                                                       EXHIBIT A

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)


     (i) The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Mississippi.

     (iv) The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization."

     (v) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable. No holder of the Securities is or will be subject to personal liability by reason of being such a holder.

     (vi) The issuance of the Securities is not subject to the preemptive or, to our knowledge, other similar rights of any securityholder of the Company.

     (vii) Each of Penn National Holding Company, a Delaware corporation, CRC Holdings, Inc., a Florida corporation, PNGI Pocono, Inc., a Delaware corporation, The Downs Racing, Inc., a Pennsylvania corporation, Penn National GSFR, Inc., a Delaware corporation, Mountainview Thoroughbred Racing Association, Inc., a Pennsylvania corporation and Pennsylvania Turf Club, Inc., a Pennsylvania corporation is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, to transact business and is in good standing in each jurisdiction in which it owns any gaming or racing facility (if other than its state of incorporation); to the best of our knowledge, all of the issued and outstanding equity interests of each Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as otherwise disclosed in the Registration Statement.

     (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (ix) The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued ,no proceedings for that purpose are pending or threatened by the Commission.

     (x) The Registration Statement and each amendment thereto and the Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

     (xi) The form of certificate used to evidence the Common Stock complies in all material respects with the Pennsylvania Corporation Law, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

     (xii) To the best of our knowledge and except as disclosed in the Registration Statement, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

     (xiii) The information in the Prospectus under "Description of Capital Stock -- Common Stock," and "Description of Capital Stock -- Preferred Stock" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's articles of incorporation and bylaws, legal proceedings or legal conclusions, fairly summarize the matters described therein.

     (xiv) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

     (xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion, or under gaming and racing laws and regulations, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

     (xvi) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement (including the issuance and sale of the Securities) and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances, if any, that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary identified in paragraph (vii) above, or any applicable New York, Pennsylvania or federal law, statute, rule or regulation (other than gaming and racing laws, statutes, rules or regulations, as to which we express no opinion) or any judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

     (xvii) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (xviii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     We have participated in conferences with officers and other representatives of the Company, the independent auditors of the Company, the Representatives and counsel to the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. Based on our participation in the above-referenced conferences and our review of the Registration Statement and Prospectus, we advise you that nothing has come to our attention that caused us to believe that at the time the Registration Statement became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the
Act), the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that as of its date and the date hereof, the Prospectus contained or contains, as the case may be, an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that in each such case we express no belief or statement with respect to the financial statements, related notes and schedules, the pro forma financial information, or the other financial, numerical or statistical data found in or derivable from the internal accounting, financial or other records of the Company and its subsidiaries set forth or referred to in the Prospectus).

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       EXHIBIT B

               [FORM OF OPINION OF PHELPS DUNBAR LLP: MISSISSIPPI]

                                                                       EXHIBIT C

                [FORM OF OPINION OF PHELPS DUNBAR LLP: LOUISIANA]

                                                                       EXHIBIT D

   [FORM OF OPINION OF BOWLES RICE MCDAVID GRAFFE & LOVE PLLC: WEST VIRGINIA]

                                                                       EXHIBIT E

 [FORM OF OPINION OF RIKER, DANZIG, SCHERER, HYLAND & PERRETTI LLP: NEW JERSEY]

                                                                       EXHIBIT F

            [FORM OF OPINION OF BLAKE, CASSELS & GRAYDON LLP: CANADA]

                                                                       EXHIBIT G

     [FORM OF OPINION OF SCHNADER HARRISON SEGAL & LEWIS LLP: PENNSLYVANIA]

                                                                       EXHIBIT H

                        [FORM OF OPINION OF LOCAL COUNSEL
                          FOR THE SELLING STOCKHOLDER]

                                                                       EXHIBIT I


                    FORM OF LOCK-UP FROM DIRECTORS, OFFICERS
                              OR OTHER STOCKHOLDERS
                            PURSUANT TO SECTION 5(J)


                             [         ], 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Bear, Stearns & Co., Inc.
CIBC World Markets Corp.
Deutsche Banc Alex Brown Inc.
Lehman Brothers Inc.
  as Representatives of the several
  Underwriters to be named in the
  within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Four World Financial Center
250 Vesey Street
New York, New York  10080

         Re: PROPOSED PUBLIC OFFERING BY PENN NATIONAL GAMING, INC.

Dear Sirs:

     The undersigned, a stockholder [and an officer and/or director] of Penn National Gaming, Inc., a Pennsylvania corporation (the "COMPANY"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), Bear, Stearns & Co., Inc., CIBC World Markets Corp., Deutsche Banc Alex Brown Inc., and Lehman Brothers Inc. propose to enter into a Purchase Agreement (the "PURCHASE AGREEMENT") with the Company providing for the public offering of shares (the "SECURITIES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period commencing from the date of the execution of this agreement and ending 90 days after the date of the final Prospectus relating to the offering of the Common Stock, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case, except as expressly contemplated by the Prospectus (as defined in the Purchase Agreement).

                                               Very truly yours,



                                               -------------------------------
                                               Signature:



                                               -------------------------------
                                               Print Name:


                                       I-2